UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2013

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, on October 15, 2013, HTH Operating Partnership LP, a wholly owned subsidiary of Hilltop Holdings Inc. (the “Company”), called $90.9 million in aggregate principal amount of its 7½% Senior Exchangeable Notes due 2025 (the “Notes”) for redemption with a redemption date of November 14, 2013. The Company guarantees the Notes and is therefore legally obligated to make all payments of principal and interest on the Notes. At any time prior to the close of business on November 13, 2013, holders of the Notes may exchange the Notes for shares of Company common stock (“Common Stock”) at the rate of 73.94998 shares per $1,000 principal amount of the Notes (or approximately $13.52 per share).

On October 25, 2013, the Company issued 1,575,501 shares of Common Stock in exchange for $21.3 million aggregate principal amount of the Notes tendered for exchange (the “Exchanges”). The Exchanges were exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as the shares of Common Stock were issued to existing holders of securities guaranteed by the Company and no commission or other remuneration was paid or given for soliciting the Exchanges.

Prior to the Exchanges, the Company issued shares of Common Stock in the transactions identified below that were not registered under the Securities Act.  Share issuances in the transactions identified below aggregated to an amount of less than 1% of the number of issued and outstanding shares of Common Stock since the period of the Company’s latest periodic report filed with the Securities and Exchange Commission:

•                  On July 15, 2013, the Company issued an aggregate of 2,974 shares of Common Stock under the Hilltop Holdings 2012 Equity Incentive Plan (the “2012 Plan”) to certain non-employee directors as compensation for their service on the Company’s board of directors during the second quarter of 2013. The shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act.

•                  On October 22, 2013, the Company issued an aggregate of 2,739 shares of Common Stock under the 2012 Plan to certain non-employee directors as compensation for their service on the Company’s board of directors during the third quarter of 2013. The shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLTOP HOLDINGS INC.,
a Maryland corporation

Date:	October 31, 2013	By:	/s/ COREY G. PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary